As filed with the Securities and Exchange Commission on June 13, 2023

Registration No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CITIZENS FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	6022	23-2265045
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

15 South Main Street

Mansfield, Pennsylvania 16933

(570) 662-2121

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Randall E. Black

President and Chief Executive Officer

15 South Main Street

Mansfield, Pennsylvania 16933

(570) 662-2121

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard A. Schaberg, Esq. Les B. Reese, III, Esq. Hogan Lovells US LLP 555 Thirteenth Street, NW Columbia Square Washington, DC 20004 (202) 637-5600	Benjamin M. Azoff, Esq. Gregory Sobczak, Esq. Luse Gorman, PC 5335 Wisconsin Ave, NW, Suite 780 Washington, DC 20015 (202) 274-2000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement and the satisfaction or waiver of all other conditions under the Merger Agreement described herein.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-268840

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934, as amended.

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer)  ☐

This registration statement will become effective automatically upon filing with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Pursuant to its Registration Statement on Form S-4 (Registration No. 333-268840) (the “Prior Registration Statement”), which was declared effective on December 30, 2022, Citizens Financial Services, Inc., a Pennsylvania corporation (the “Company”) registered an aggregate of 716,449 shares of its common stock, $1.00 par value per share (the “Common Stock”) and paid an aggregate fee of $7,499. Subsequent to the effectiveness of the Prior Registration Statement, on May 30, 2023, the Board of Directors of the Company declared a one percent (1%) stock dividend (the “Stock Dividend”), such that the Prior Registration Statement shall be deemed to cover 723,068 shares of Common Stock after giving effect to the Stock Dividend. The Company is filing this Registration Statement on Form S-4 pursuant to General Instruction K to Form S-4 and Rule 462(b) under the Securities Act of 1933, as amended, solely to register an additional 6,619 shares of Common Stock (which number of shares gives effect to the Stock Dividend) for issuance in connection with the consummation of the merger contemplated by the Agreement and Plan of Merger, dated October 18, 2022, by and among the Company, CZFS Acquisition Company, LLC, a Pennsylvania limited liability company and wholly-owned subsidiary of the Company (“CZFSAC”), First Citizens Community Bank, a Pennsylvania-chartered bank and wholly-owned subsidiary of CZFSAC, HV Bancorp, Inc., a Pennsylvania corporation (“HVBC”) and Huntingdon Valley Bank, a Pennsylvania-chartered savings bank and wholly-owned subsidiary of HVBC.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement incorporates by reference the contents of the Prior Registration Statement, including all amendments, supplements and exhibits thereto. Additional opinions and consents required to be filed with this Registration Statement are listed on the Exhibit Index included with this Registration Statement and filed herewith.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

5.1*	Opinion of Hogan Lovells US LLP

23.1*	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

23.2*	Consent of S.R. Snodgrass, P.C. (with respect to Citizens Financial Services, Inc.)

23.3*	Consent of S.R. Snodgrass, P.C. (with respect to HV Bancorp, Inc.)

24.1**	Power of Attorney

107*	Calculation of Filing Fee

*	Filed herewith.
**	Filed as Exhibit 24.1 to the Registrants Registration Statement on Form S-4 (File No. 333-268840), as amended, initially filed with the Securities and Exchange Commission on December 16, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mansfield, Pennsylvania, on June 13, 2023.

CITIZENS FINANCIAL SERVICES, INC.

By:	/s/ Randall E. Black
Name: Randall E. Black
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on June 13, 2023.

Name	Title	Date

/s/ Randall E. Black Randall E. Black	Chief Executive Officer, President and Director (Principal Executive Officer)	June 13, 2023

* Stephen J. Guillaume	Chief Financial Officer (Principal Financial & Accounting Officer)	June 13, 2023

* Robert W. Chappell	Director	June 13, 2023

* R. Joseph Landy	Director	June 13, 2023

* Roger C. Graham, Jr.	Director	June 13, 2023

* E. Gene Kosa	Director	June 13, 2023

* Rinaldo A. DePaola	Director	June 13, 2023

* Thomas E. Freeman	Director	June 13, 2023

* Alletta M. Schadler	Director	June 13, 2023

* Christopher W. Kunes	Director	June 13, 2023

* David Z. Richards, Jr.	Director	June 13, 2023

* Mickey L. Jones	Director	June 13, 2023

* Janie M. Hifiger	Director	June 13, 2023

*

Randall E. Black, by signing his name hereto, signs this Registration Statement on behalf of the officers and directors of the registrant above in front of whose name an asterisk appears pursuant to powers of attorney duly executed by such officers and directors and previously filed with the Securities and Exchange Commission.

By:	/s/ Randall E. Black
Name: Randall E. Black
Title: Attorney-in-fact